Exhibit 10.1

AMENDMENT NO. 1
TO
CHRISTOPHER & BANKS CORPORATION

2006 SENIOR EXECUTIVE INCENTIVE PLAN

Christopher & Banks Corporation, a Delaware corporation, pursuant to the authority granted in Section 8 of the Christopher & Banks Corporation 2006 Senior Executive Incentive Plan (the “Plan”), does hereby amend the Plan as follows, effective February 28, 2007:

1.             The definition of “Maximum Award” in Section 3 of the Plan is hereby amended to read as follows:

“ ‘Maximum Award’ means, as to any Participant for any Performance Period, (i) the amount of $1.25 million if the Performance Period is the period beginning on the first day of a Fiscal Year and ending on the last day of the second quarter of such Fiscal Year, or (ii) the amount of $2.5 million if the Performance Period is the Fiscal Year.”

2.             The definition of “Performance Period” in Section 3 of the Plan is hereby amended to read as follows:

“ ‘Performance Period’ means either (i) the period beginning on the first day of each Fiscal Year and ending on the last day of the second quarter of each Fiscal Year, or (ii) the Fiscal Year, as determined by the Committee.”

3.             Section 4.1 is hereby amended in its entirety to read as follows:

“4.1         Selection of Participants.  On or prior to the Determination Date, the Committee, in its sole discretion, shall select the Officers of the Company who shall be Participants for the Performance Period.  Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis.  Accordingly, an Officer who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Periods.”

4.             Section 4.2 is hereby amended in its entirety to read as follows:

“4.2         Determination of Performance Goals.  On or prior to the Determination Date, the Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period.  Such Performance Goals shall be set in writing.”

5.             Section 4.4 is hereby amended in its entirety to read as follows:

“4.4         Determination of Awards.  After the end of each Performance Period, the Chief Financial Officer of the Company shall certify in writing the extent to which the

Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded.  The Committee shall in turn certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded.  The Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee.  Notwithstanding any contrary provision of the Plan, (a) if a Participant terminates employment with the Company prior to the last day of the Performance Period for a reason other than Disability or death, he or she shall not be entitled to the payment of an Award for the Performance Period, and (b) if a Participant terminates employment with the Company prior to the last day of the Performance Period because of Disability or death, the Committee shall reduce his or her Award proportionately based (by the number of days) on the date of termination.”

6.             Section 5.5 is hereby amended in its entirety to read as follows:

“5.5         Payment in the Event of Death.  If a Participant dies prior to the payment of an Award earned by him or her for a prior Performance Period, the Award shall be paid to his or her estate.”

7.             Except as amended herein, all provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of this 28th day of February, 2007.

CHRISTOPHER & BANKS CORPORATION

By	/s/ Larry C. Barenbaum
	Its	Chairman